Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 22, 2012 (except for Note 14(e), as to which the date is November 8, 2012) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-182568) and related Prospectus of Audeo Oncology, Inc. for the registration of its shares of common stock.

/s/ Ernst & Young

Brisbane, Australia

November 8, 2012